SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2003

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

Item 5    Other Events.

On April 28, 2003, Thornburg Mortgage, Inc. (the “Company”), issued a Press Release announcing the Company’s intention to raise approximately $150 million through an unregistered offering of 10-year senior unsecured notes. A copy of the Press Release has been filed as an exhibit to this report and is incorporated by reference herein.

The Press Release in Exhibit 99.1 includes forward-looking statements within the meaning of the federal securities laws. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including general economic conditions, interest rates, the availability of adjustable-rate mortgage securities and loans for acquisition, and other risk factors discussed in the Company’s SEC filings. The Company does not undertake to update, revise or correct any of the forward-looking information.

Item 7(c)    Exhibits.

The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit

99.1	Press Release dated April 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: May 2, 2003	By:	/s/ Michael B. Jeffers
Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

99.1	Press Release dated April 28, 2003